                                                                  Exhibit (h)(5)


                     ACCOUNTING AND BOOKKEEPING AGREEMENT



This Agreement is made this 29/th/ day of December, 1998, by and between Heartland Group, Inc. ("HGI"), a Maryland corporation registered under the Investment Company Act of 1940 ("1940 Act") as an open-end management investment company, and Heartland Advisors, Inc. ("HAI"), a Wisconsin corporation registered under the Investment Advisers Act of 1940 as an investment adviser.

1. Appointment. HGI hereby appoints HAI to act as its agent to perform the services described herein with respect to each series of shares of HGI (the "Fund") identified in and beginning on the date specified in Schedule A to this Agreement, as may be amended from time to time. HAI hereby accepts such appointment and agrees to perform the services described herein.

2.   Accounting.

     (a) Pricing. For each Fund of HGI, HAI shall value all securities owned by the Fund and other assets of the Fund, and compute the net asset value per share of such Fund, at such time and date, and in the manner and by such methodology as is specified in the then currently effective prospectus and statement of additional information for such Fund, and pursuant to such other written procedures or instructions as shall be furnished to HAI by HGI. To the extent procedures or instructions used to value securities or other assets of a Fund under this Agreement are at any time inconsistent with any applicable law or regulation, HGI shall provide HAI with written instructions for valuing such securities or assets in a manner which HGI represents to be consistent with applicable law and regulations.

     (b) Net Income. HAI shall calculate, with such frequency as HGI shall direct, the net income of each Fund of HGI for dividend purposes and on a per share basis. Such calculation shall be made at such times and dates and in such manner as HGI shall instruct HAI in writing. For purposes of such calculation, HAI shall not be responsible for determining whether any dividend or interest accruable to HGI is or will be actually paid, but will accrue such dividend and interest unless otherwise instructed by HGI.

     (c) Capital Gains and Losses. HAI shall calculate gains or losses of each Fund of HGI from the sale or other disposition of assets of that Fund as HGI shall direct and shall calculate and arrange for payment of all income, capital gain, and other distributions to shareholders of each Fund.

     (d) Yields and Distribution Rates. At the request of HGI, HAI shall compute yields, distribution rates, total returns, and such other performance information, including returns on indexes used for comparative purposes, as the parties shall mutually agree for each Fund of HGI for such periods and using such formulas as shall be determined by HGI.

     (e) Communication of Information. HAI shall provide HGI, HGI's transfer agent, and such other parties as directed by HGI with the net asset value per share, the net income per share, and yields and distribution rates for each Fund of HGI at such time, in such manner and format, and with such frequency as the parties shall mutually agree.

     (f) Information Furnished by HGI. HGI shall furnish HAI with any and all instructions, explanations, information, specifications, and documentation deemed necessary by HAI in the performance of its duties hereunder, including, without limitation, the amounts or written formula, or both, for calculating the amounts and times of accrual of liabilities and expenses of each Fund of HGI. HGI shall also at any time and from time to time furnish HAI with bid, offer and/or market values of securities owned by HGI if the same are not available to HAI from a pricing or similar service designated by HGI for use by HAI to value securities or other assets. HAI shall at no time be required to commence or maintain any utilization of, or subscriptions to, any such service, which shall be the sole responsibility and expense of HGI.

3.   Recordkeeping.

     (a) HAI shall, as agent for HGI, maintain and keep current and preserve the general ledger and other accounts, books, and financial records of HGI relating to activities and obligations under this Agreement pursuant to provisions of rules or regulations of the Securities and Exchange Commission under Section 31(a) of the 1940 Act (the "Rules").

     (b) All records maintained and preserved by HAI pursuant to this Agreement which HGI is required to maintain and preserve in accordance with the Rules shall be and remain the property of HGI and shall be surrendered to HGI promptly upon request in the form in which such records have been maintained and preserved; provided, however, that HAI shall be permitted to retain a copy of all such items.

     (c) HAI shall make available on its premises during regular business hours all records of HGI for reasonable audit, use, and inspection by HGI, its agents, and any regulatory agency having authority over HGI.

4.   Instructions, Opinion of Counsel, and Signatures.

     (a) At any time, HAI may request instructions regarding HGI from any duly authorized agent of HGI, and may consult counsel for HGI or its own counsel, in respect of any matter arising in connection with this Agreement, and it shall not be liable for any action taken or omitted by it in good faith in accordance with such instructions or with the advice or opinion of such counsel. HAI shall be protected in acting upon any such instructions, advice, or opinion, and upon any other paper or document delivered by HGI or such counsel believed by HAI to be genuine and to have been signed by the proper person or persons, and HAI shall not be held to have notice of any change of authority of any officer or agent of HGI, unless such change was authorized by a duly authorized employee of HAI or HAI shall have received written notice thereof from HGI.

     (b) HAI may receive and accept a certified copy of a vote of the Board of Directors of HGI as conclusive evidence of (i) the authority of any person to act in accordance with such vote or (ii) any determination or any action by the Board of Directors pursuant to HGI's Articles of Incorporation as described in such vote, and such vote may be considered as in full force and effect until HAI has actual notice to the contrary.

5. Compensation. HGI shall reimburse HAI from the assets of the respective applicable Fund of HGI for any and all out-of-pocket expenses and charges in performing services under this Agreement and such compensation as is provided in Schedule B to this Agreement, as amended from time to time. HAI shall invoice HGI as soon as practicable after the end of each calendar month, with allocation among the respective Funds and full detail, and HGI shall promptly pay HAI the invoiced amount.

6.   Ownership and Confidentiality of Records.

     (a) Except as otherwise permitted by HGI, HAI agrees not to disclose any information received from HGI to any other client of HAI or to any other person, except its employees and agents, and shall use its best efforts to maintain such information as confidential. Upon termination of this Agreement, HAI shall return to HGI all records in the possession and control of HAI related to HGI's activities, other than HAI's own business records, it being also understood and agreed that any programs and systems used by HAI to provide the services rendered hereunder will not be given to HGI.

     (b) Upon request, HAI shall be permitted to retain copies of all records it requires to document the calculation of yield, total return, or the performance of any Fund for any period during which HAI served as investment adviser to the Fund. HAI shall be further permitted to present such performance information to any other client of HAI or other person in connection with its investment advisory or brokerage businesses.

7.   Liability and Indemnification

     (a) HAI shall not be liable to HGI for any action taken or thing done by it or its employees or agents on behalf of HGI in carrying out the terms and provisions of this Agreement if done in good faith and without negligence or misconduct on the part of HAI, or its employees or agents.

     (b) HGI shall indemnify and hold HAI and its controlling persons, if any, harmless from any and all claims, actions, suits, losses, costs, damages, and expenses, including reasonable expenses for counsel, incurred by it in connection with its acceptance of this Agreement, in connection with any action or omission by it or its employees or agents in the performance of its duties hereunder to HGI, or as a result of acting upon any instruction believed by it to have been executed by a duly authorized agent of HGI or as a result of acting upon information provided by HGI in form and under policies agreed to by HAI and HGI; provided, however, that (i) to the extent such claims, actions, suits, losses, costs, damages, or expenses relate solely to one or more Funds, such indemnification shall be only out of the assets of that Fund or group of Funds; (ii) this indemnification shall not apply to actions or omissions constituting negligence or misconduct on the part of HAI or its employees or agents, including, but not limited to, willful misfeasance, bad faith, or gross negligence in the performance of their duties, or reckless disregard of their obligation and duties under this Agreement; and (iii) HAI shall give HGI prompt notice and reasonable opportunity to defend against any such claim or action in its own name or in the name of HAI. In any event, HGI shall not be responsible for any claim settled or compromised, or for any confession of judgment, without its prior written consent, which consent shall not be unreasonably withheld.

     (c) HAI shall indemnify and hold harmless HGI from and against any and all claims, demands, expenses, and liabilities which HGI may sustain or incur arising out of, or incurred because of, the negligence or misconduct of HAI, or its agents or contractors, or the breach by HAI of its obligations under this Agreement, provided, however, that (i) this indemnification shall not apply to actions or omissions constituting negligence or misconduct on the part of HGI, or its other agents or contractors, and (ii) HGI shall give HAI prompt notice and reasonable opportunity to defend against any such claim or action in its own name or in the name of HGI. In any event, HAI shall not be responsible for any claim settled or compromised, or for any confession of judgment, without its prior written consent, which consent shall not be unreasonably withheld.

8. Further Assurances. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

9. Dual Interests. It is understood and agreed that some person or persons may be directors, officers, or shareholders of both HGI and HAI, and that the existence of any such dual interest shall not affect the validity hereof or of any transaction hereunder except as otherwise provided by specific provision of applicable law.

10. Amendment and Termination. This Agreement may be modified or amended from time to time, or terminated, by mutual agreement between the parties hereto and may be terminated by at least one hundred eighty (180) days' written notice given by one party to the other. Upon termination hereof, HGI shall pay to HAI such compensation as may be due from it as of the date of such termination, and shall reimburse HAI for its costs, expenses, and disbursements payable under this Agreement to such date. In the event that, in connection with termination, a successor to any of the duties or responsibilities of HAI hereunder is designated by HGI by written notice to HAI, HAI shall promptly upon such termination and at the expense of HGI, deliver to such successor all relevant books, records, and data established or maintained by HAI under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including provision, at the expense of HGI, for assistance from personnel of HAI in the establishment of books, records, and other data by such successor.

11. Assignment. Any interest of HAI under this Agreement shall not be assigned or transferred either voluntarily or involuntarily, by operation of law or otherwise, without prior written consent of HGI.

12. Notice. Any notice under this Agreement shall be in writing, addressed and delivered in person or sent by certified mail, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice, it is agreed that the address of both HGI and HAI is 790 North Milwaukee Street, Milwaukee, Wisconsin 53202, Attention: Secretary. With respect to any notice given hereunder to HGI, a copy shall be delivered to Quarles & Brady LLP, 411 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Conrad G. Goodkind, Esq., and with respect to any notice given hereunder to HAI, a copy shall be delivered to Heartland Advisors, Inc., 790 North Milwaukee Street, Milwaukee, Wisconsin 53202, Attention: General Counsel.

13. Allocation of Liability. In connection with the discharge and claim of any claim made by HAI against HGI involving more than one Fund, HGI shall have the exclusive right to determine the appropriate allocation of liability for any such claim between or among the Funds.

14. Headings. Headings are placed herein for convenience of reference only and shall not be taken as part hereof or control or affect the meaning, construction, or effect of this Agreement.

15. Governing Law. This Agreement shall be governed by the laws of the State of Wisconsin.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


                                       HEARTLAND GROUP, INC.


                                       By:
                                           -------------------------------
                                           William J. Nasgovitz
                                           President


Attest:


-------------------------------
Lois J. Schmatzhagen
Secretary


                                       HEARTLAND ADVISORS, INC.


                                       By:
                                           -------------------------------
                                           William J. Nasgovitz
                                           President


Attest:


-------------------------------
Lois J. Schmatzhagen
Secretary

                     ACCOUNTING AND BOOKKEEPING AGREEMENT

                                  SCHEDULE A


The Funds of Heartland Group, Inc. currently subject to this Agreement are as follows:

     Fund                                                  Effective Date
     ----                                                  --------------
     Heartland Taxable Short Duration Municipal Fund
                                                                12/29/98


Dated: December 29, 1998



                                       HEARTLAND GROUP, INC.


                                       By:
                                           -------------------------------
                                           William J. Nasgovitz
                                           President


Attest:


-------------------------------
Lois J. Schmatzhagen
Secretary


                                       HEARTLAND ADVISORS, INC.


                                       By:
                                           -------------------------------
                                           William J. Nasgovitz
                                           President


Attest:


-------------------------------
Lois J. Schmatzhagen
Secretary

                     ACCOUNTING AND BOOKKEEPING AGREEMENT

                                  SCHEDULE B


Each of the Funds of Heartland Group, Inc. currently subject to this Agreement is listed in Schedule A to this Agreement and shall pay to HAI a monthly fee computed on the basis of an annual rate of $12,500 plus 0.0085 of 1% of average daily net assets in excess of $50 million.


Dated: December 29, 1998



                                       HEARTLAND GROUP, INC.


                                       By:
                                           -------------------------------
                                           William J. Nasgovitz
                                           President


Attest:


-------------------------------
Lois J. Schmatzhagen
Secretary


                                       HEARTLAND ADVISORS, INC.


                                       By:
                                           -------------------------------
                                           William J. Nasgovitz
                                           President


Attest:


-------------------------------
Lois J. Schmatzhagen
Secretary